UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                       January 3, 2007 (January 3, 2007)
                Date of Report (Date of earliest event reported):


                          POINT ACQUISITION CORPORATION
             (Exact name of registrant as specified in its charter)


          Nevada                        0-51527                  91-0541437
(State or other jurisdiction          (Commission              (IRS Employer
      of incorporation)               File Number)           Identification No.)


                      12890 Hilltop Road, Argyle, TX 76226
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (972) 233-0300


                  211 West Wall Street, Midland, TX 79701-4556
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On November 1, 2006, Point Acquisition Corporation (the "Company") entered into Subscription Agreements (the "Agreements") with Halter Financial Investments, L.P., a Texas limited partnership ("HFI"), and Glenn Little, the Company's sole officer and director. Other than in respect to this transaction, HFI has had no material relationship with the Company or any of the Company's officers, directors or affiliates or any associate of any such officer or director. All conditions to closing were satisfied on January 3, 2007 and the purchase transaction contemplated by the Agreements was deemed consummated on said date.

     Pursuant to the Agreements, the Company sold to the HFI and Mr. Little 1,270,400 and 200,000 shares of post split common stock at a purchase price of $.25 per share, respectively.

     Furthermore, Glenn Little, the sole officer and director of the Company, has resigned from all offices that he holds and as a director effective as of January 3, 2007. Timothy P. Halter has been appointed as the Chief Executive Officer and President of the Company, and as its sole director.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

     See Iem 1.01 above.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                POINT ACQUISITION CORPORATION


                                By: /s/ Timothy P. Halter
                                   ---------------------------------------------
                                Name:  Timothy P. Halter
                                Title: President, Chief Executive Officer, Chief
                                       Financial Officer and Sole Director

Dated: January 3, 2007